Exhibit 99.1
Spherix Appoints Jeff Ballabon to Board of Directors

- Company Expands Number of Board Members with Addition of Visionary Leader and Business Executive -

BETHESDA, MD., June 13, 2014 /PRNewswire/ -- Spherix Incorporated (NASDAQ:SPEX) -- an intellectual property development company committed to the fostering and monetization of intellectual property, today announced that it has appointed Jeff Ballabon to its Board of Directors. Mr. Ballabon is a founding partner of B2 Strategic, a highly influential, effective and results-driven international consulting firm.

Prior to his work at B2, Jeff was CEO of Innovative Communications Technologies, Inc. where he managed litigation and licensing efforts that ultimately led to the company’s spin-off as a public company. In addition, he is well known in New York and Washington circles as a media expert, political innovator and business visionary with a practical focus on successful, results-oriented outcomes. He has headed communications and public policy departments of major media corporations including CBS News, Primedia and Court TV. He has provided policy and government affairs representation to investment funds, non-profits and political candidates. Jeff serves on the Executive Committee of the Federalist Society’s Intellectual Property Practice Group and is a member of the Board of Directors of American Innovators for Patent Reform.

“Spherix has, in a remarkably short period of time, transformed itself into an exciting player in the intellectual property monetization industry, with a compelling portfolio of patents and a clear vision for creating sustainable shareholder value,” commented Mr. Ballabon. “I look forward to being part of this organization, working with the proven and experienced team at Spherix and lending my expertise in any way possible.”

Anthony Hayes, Chief Executive Officer of Spherix, stated, “It is a huge benefit to be able to draw on the leadership and creative intelligence of someone like Jeff. Jeff is a thought leader in both the private and public sectors.  His successful, hands-on management of multiple litigation teams, his experience in patent monetization and his understanding of and influence in public policy will be invaluable as we move forward with our portfolio monetization efforts.”

A graduate of Yale Law School, Jeff has served as Republican Counsel to the U.S. Senate Committee on Commerce, Science and Transportation and as Legislative Counsel to U.S. Senator John Danforth (R-MO). He has twice been a Presidential Appointee, to the Distinguished Executive Review Board of the Presidential Rank Awards Program, as well as to the U.S. Secretary of Labor’s Committee on 21st Century Demographics. In addition to his work in the area of intellectual property, Jeff has been a national leader in a number of media and policy related organizations.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Hayden IR
Brett Mass
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com